UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2009
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3151 Jay Street
Santa Clara, CA    95054
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On July 29, 2009, 8x8, Inc. ("8x8") announced its financial results for the first quarter of its fiscal year ending March 31, 2010. A copy of 8x8's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.    Other Events.

The Board of Directors of 8x8 has authorized the repurchase of up to $2 million of 8x8's outstanding common stock from time to time until July 28, 2010 (the "Repurchase Plan"). Share repurchases, if any, will be funded with available cash. Repurchases under the Repurchase Plan may be made through open market purchases at prevailing market prices or in privately negotiated transactions. The timing, volume and nature of share repurchases are subject to market prices and conditions, applicable securities laws and other factors, and are at the discretion of 8x8's management. Share repurchases under the Repurchase Plan may be commenced, suspended or discontinued at any time.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1    Press Release dated July 29, 2009

99.2    Conference call script and presentation dated July 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2009

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer, President and Secretary

INDEX TO EXHIBITS

Exhibit	Description
99.1 *	Press release dated July 29, 2009
99.2 *	Conference call script and presentation dated July 29, 2009

*    Also provided in PDF format as a courtesy.